UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 19, 2004

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices) (Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01 Entry into a Material Definitive Agreement.

As previously announced in the Company’s Form 8-K filed on October 5, 2004, Samuel G. Grecco resigned from his position as Vice President – Accessories and Licensing Products and from all other positions he held with the Company on September 30, 2004 (termination date of October 31, 2004). In connection with his resignation, Mr. Grecco’s Employment Agreement with the Company dated August 18, 1999 terminated and Mr. Grecco and the Company entered into a Separation Agreement dated November 16, 2004. Subject to Mr. Grecco’s provision of continued services to the Company for the two-year period following the effective date of termination (the “Service Period”) and to his compliance with certain restrictive covenants, under the Separation Agreement Mr. Grecco is entitled to receive the following payments and benefits during the Service Period: (i) an amount equal to his current base salary of $203,500.00, to be paid over a twenty four month period; (ii) continued life, medical, dental, accidental death and dismemberment and prescription drug benefits; (iii) the employee discount applicable to purchases of Company products; (iv) outplacement services; and (v) a bonus payment in respect of services rendered in calendar year 2004 at the time bonuses are paid, calculated as if target performance objectives had been attained (but not exceeded) and pro-rated to reflect Mr. Grecco’s actual period of service during 2004. Following the Service Period, Mr. Grecco is entitled to continued participation, at Mr. Grecco’s option and expense (including, without limitation, the payment of applicable premiums), in the medical and dental plans of the Company as may be in effect from time to time.

Mr. Grecco has agreed to remain subject to non-competition and non-solicitation provisions during the Service Period. In connection with the execution of the Separation Agreement, Mr. Grecco has also provided the Company with a general release of claims.

Mr. Grecco and the Company have also entered into a Share and Deferred Share Repurchase and Option Cancellation Agreement pursuant to which the Company has agreed to repurchase from Mr. Grecco the 77 shares of common stock of RACI Holding, Inc. (“Holding”) and 2,530 deferred shares he currently holds, in each case for a price of $220.31 per share or deferred share, or an aggregate payment of $574,348.17. Unvested options to purchase 454 shares of Holding common stock held by Mr. Grecco were cancelled in accordance with their terms as of the effective date of Mr. Grecco’s resignation from employment.

Both the Separation Agreement and Share and Deferred Share Repurchase and Option Cancellation Agreement are attached as exhibits hereto.

Item 1.02: Termination of a Material Definitive Agreement.

See Item 1.01, above.

Item 5.02(b): Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

With respect to the officer Mr. Grecco, see Item 1.01, above. On November 3, 2004, Mr. Harold O. Rosser, director of the Company, resigned effective on that date.

Item 5.02(d): Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 3, 2004, the Company’s board of directors elected as a director Mr. Tom L’Esperance to replace Mr. Rosser. Mr. L’Esperance is the Chief Executive Officer and Manager of Alliance Laundry Systems, LLC, which is a portfolio company of Bruckmann, Rosser & Sherrill, and has not been appointed to serve on any committee of the Company’s board of directors. There are no matters to report subject to Item 404(a) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Attached as Exhibit 99.1 is the Separation Agreement.

Attached as Exhibit 99.2 is the Share and Deferred Share Repurchase and Option Cancellation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ MARK A. LITTLE
Mark A. Little

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer
(Principal Financial Officer)

November 19, 2004